                                  455 Wards Corner Road (  Loveland, Ohio 45140
                                        513-831-6647phone (  513-831-5633fax


CONSULTING AGREEMENT

	THIS AGREEMENT is entered into as of July 7, 2000 by and between Masterpiece
Technology Group, Inc., a corporation organized and existing under the laws of the State of Utah having its principal place of business at 455 Wards Corner
Road, Loveland, OH 45140, ("Company") and John Leslie, an individual residing in
SeaTac, Washington ("Consultant").

	WITNESSETH:

	In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	THE SERVICES

	The Consultant agrees to provide software support and marketing for MPTG's host of computer software products.  Consultant has assured the company they have the required skills that will allow the Consultant to provide the services required.

2.	PROPRIETARY INFORMATION

		a.	For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to)
information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

		b.	Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form.  Consultant shall not, without written authority from
Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

		c.	Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company.  In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

		d.	The Consultant expressly agrees that the covenants set forth in this
Paragraph are being given to Company in connection with the engagement of the
Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity.  In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

		e.	The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of
Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

3. 	INJUNCTIVE RELIEF.

		Consultant acknowledges that the injury to Company resulting from any violation by it of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

4.  	FEES AND REIMBURSEMENT OF CERTAIN EXPENSES

		a.	Company shall pay Consultant a consulting fee in the form of unrestricted stock.  The Company will therefore issue you Seventeen Thousand Five Hundred
Sixty Seven (17,567) shares of unrestricted stock upon signing of this
Agreement.   This stock will be used to pay for development of sales and marketing avenues and support for MPTG product software.

		b.	The Consultant shall provide to the Company on the first day of every month an outline as to the Services that will be performed that month.  Within ten
(10) days from the end of each and every month, Consultant will provide to
Company a statement as to the work that was performed for the prior month.

		c.	If in reviewing the statements made by the Consultant to the Company that are required within ten (10) days after the close of a business month, Company determines that Consultant is not making sufficient progress in order to complete work for which Consultant was hired within a reasonable time, the
Company will give written notice to Consultant.  Consultant shall have fifteen
(15) days to complete the work required and provide further reports to the
Company.

5.	DUTY TO REPORT INCOME

		The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this
Agreement.  The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

6.	TERM

		This Agreement shall be effective beginning as of July 7, 2000, and shall continue until the date of project and services completion; provided, however, that either Company or Consultant may terminate this Agreement in whole or in part at any time upon thirty (30) days' written notice to the other party.  In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents or materials, and all copies made thereof, which Consultant received from Company for the purposes of this Agreement and the Company shall pay to Consultant the amounts provided hereof through the date of such termination or expiration.



7.	INDEMNIFICATION

		The Consultant shall indemnify and save Company harmless from and against all claims arising in favor of any person, firm or corporation on account of personal injury or property damage in any way resulting from the improper or illegal acts of Consultant, its employees or agents. The foregoing indemnity shall include all costs incurred by Company, including reasonable attorneys'
fees.

8.	NOTICES

		All notices and billings shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this
Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

9.  GENERAL

	       a.	Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.
	       b.	Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venturer or otherwise related to Company for any purpose.
	       c.	This Agreement shall be governed by the laws of the State of Ohio.
	       d.	This Agreement constitutes the entire understanding between
Consultant and Company respecting the Services described herein.  The terms and conditions of any purchase order shall have no effect upon this Agreement and shall be used for accounting purposes only.
	       e.	The failure of either party to exercise its rights under this
Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.
	       f.	Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, provided that the delayed party has taken reasonable measures to notify the other of the delay in writing. The delayed party's time for performance shall be deemed to be extended for a period equal to the duration of the conditions beyond its control.  "Conditions beyond a party's reasonable control" include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, riots, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party's reasonable control.
	       g.	Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this
Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.
	       h.	Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Clermont County, Ohio. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties.  If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration  in Clermont County, Ohio under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do
so.
	        i.   Attorney Fees: If any legal action is necessary to enforce this
Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.
	       j.   Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, appendices or other materials, the
Agreement shall take precedence.  Modifications and amendments to this
Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


MASTERPIECE TECHNOLOGY GROUP, INC.

By: ____________________________________
Its:  ____________________________________
Signature: _______________________________



CONSULTANT


Signature: _______________________________
Printed Name: ___________________________

                                455 Wards Corner Road (  Loveland, Ohio 45140
                                        513-831-6647phone (  513-831-5633fax


Mr. John Essley									July 7, 2000
14419 NE 11th Place
Bellevue, Washington  98007

Dear Mr. Essley,

The purpose of this letter is to confirm Mr. John Essley ("Advisor") the appointment by the Board of Directors to act as Advisor to MTG to provide information, opinions and reports (Opinions) in connection with corporate software usage, development, implementation and sales as it may relate to the Company's DocPrep Studio product and the Company's EMR product. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with the engagement as the Company's advisor as related to the Opinions, the Advisor agrees to comply with the following considerations:

1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (Opinions) to be provided to the Company hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

2. You and the Board further acknowledge that you and the Board, respectively, will use best efforts to ensure that all information concerning the Company provided to you by us, directly or indirectly, orally or in writing or to the Company from you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

3. In connection with the performance of the advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

4. The Company will provide to Advisor all appropriate drafts, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

5. In consideration for the services hereunder, the Company will pay the Advisor One Hundred Forty Five Thousand Three Hundred and Thirty Three (145,333) shares of MTG free trading stock.

6. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

7. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.

8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on June 27, 2001.

9. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

10. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

11. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

______________________________			______________________________
Newell Crane					                John Essley
President & CEO					             Advisor

	CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of July 7, 2000 by and between Masterpiece Technology Group, Inc.(MPTG), a corporation organized and existing under the laws of the State of Utah having its principal place of business at 455 Wards Corner Road, Loveland, OH 45140, ("Company") and Thad Vaughn, an individual with a principal address at 21416 SE 284th Street, Kent, Washington 98042-8541 ("Consultant").

	WITNESSETH:

	In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	THE SERVICES

	The Consultant agrees to provide web page development for MPTG.  Consultant has assured the company they have the required skills as listed below that will allow the Consultant to provide the services required:
     * System:  Windows, Windows NT
     * Software:  HTML,

2.	WORK FOR HIRE

		a.	It is the intention of the parties hereto that all rights, including without limitation copyright in any reports, surveys, marketing promotional and collateral materials prepared by the Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter "the Work") vest in
Company.  The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the copyright laws of the United States and that Company is entitled as author to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

		b.	If, for any reason, the Work is not considered a work made for hire under the copyright law, then the Consultant hereby grants and assigns to Company, its successors and assigns, all of its rights, title, and interest in and to the
Work, including, but not limited to, the copyright therein throughout the world
(and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine.

3.	PROPRIETARY INFORMATION

		a.	For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to)
information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

		b.	Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form.  Consultant shall not, without written authority from
Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

		c.	Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company.  In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

		d.	The Consultant expressly agrees that the covenants set forth in this
Paragraph are being given to Company in connection with the engagement of the
Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity.  In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

		e.	The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of
Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

4. 	INJUNCTIVE RELIEF.

		Consultant acknowledges that the injury to Company resulting from any violation by it of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

5.  	FEES AND REIMBURSEMENT OF CERTAIN EXPENSES

		a.	Company shall pay Consultant a consulting fee in the form of unrestricted stock valued.  The Company will therefore issue you Seventy Four Thousand Six
Hundred Sixty Seven (74,667) shares of unrestricted stock upon signing of this
Agreement.   This stock will be used to pay development for the ongoing development of our company web site.

		b.	The Consultant shall provide to the Company on the first day of every month an outline as to the Services that will be performed that month.  Within ten
(10) days from the end of each and every month, Consultant will provide to
Company a statement as to the work that was performed for the prior month.

		c.	If in reviewing the statements made by the Consultant to the Company that are required within ten (10) days after the close of a business month, Company determines that Consultant is not making sufficient progress in order to complete work for which Consultant was hired within a reasonable time, the
Company will give written notice to Consultant.  Consultant shall have fifteen
(15) days to complete the work required and provide further reports to the
Company.

6.	BENEFITS

		The Consultant, as an independent contractor, shall not be entitled to any other benefits other than the fees and reimbursement of expenses provided under
Paragraph 2 of this Agreement.

7.	DUTY TO REPORT INCOME

		The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this
Agreement.  The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

8.	TERM

		This Agreement shall be effective beginning as of July 7, 2000, and shall continue until date of delivery of completed product and Services; provided, however, that either Company or Consultant may terminate this Agreement in whole or in part at any time upon thirty (30) days' written notice to the other party.
In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents or materials, and all copies made thereof, which Consultant received from Company for the purposes of this Agreement and the Company shall pay to Consultant the amounts provided in
Paragraph 5 hereof through the date of such termination or expiration.

9.	INDEMNIFICATION

		The Consultant shall indemnify and save Company harmless from and against all claims arising in favor of any person, firm or corporation on account of personal injury or property damage in any way resulting from the improper or illegal acts of Consultant, its employees or agents. The foregoing indemnity shall include all costs incurred by Company, including reasonable attorneys'
fees.

10.	NOTICES

		All notices and billings shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this
Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

11.  GENERAL

	       a.	The terms and conditions of Paragraphs 3, 4 and 5 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.
	       b.	Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.
	       c.	Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venturer or otherwise related to Company for any purpose.
	       d.	This Agreement shall be governed by the laws of the State of Ohio.
	       e.	This Agreement constitutes the entire understanding between
Consultant and Company respecting the Services described herein.  The terms and conditions of any purchase order shall have no effect upon this Agreement and shall be used for accounting purposes only.
	       f.	The failure of either party to exercise its rights under this
Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.
	       g.	Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, provided that the delayed party has taken reasonable measures to notify the other of the delay in writing. The delayed party's time for performance shall be deemed to be extended for a period equal to the duration of the conditions beyond its control.  "Conditions beyond a party's reasonable control" include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, riots, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party's reasonable control.
	       h.	Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this
Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.
	       i.	Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Clermont County, Ohio. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties.  If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration  in Clermont County, Ohio under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.
	       j.	Attorney Fees: If any legal action is necessary to enforce this
Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.
	       k.	Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, appendices or other materials, the
Agreement shall take precedence.  Modifications and amendments to this
Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


MASTERPIECE TECHNOLOGY GROUP, INC.

By: ____________________________________
Its:  ____________________________________

Signature: _______________________________



CONSULTANT


Signature: _______________________________
Printed Name: ___________________________

Mr. Gary Oldham								July 7, 2000
PO Box 3012
Federal Way, WA  98063-3012

Dear Mr. Oldham,

The purpose of this letter is to confirm Mr. Gary Oldham ("Advisor") the appointment by the Board of Directors to act as Advisor to MTG to provide information, opinions and reports (Opinions) in connection with corporate interstate tax considerations as they apply to e-commerce. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with the engagement as the Company's advisor as related to the Opinions, the Advisor agrees to comply with the following considerations:

1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (Opinions) to be provided to the Company hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

2. You and the Board further acknowledge that you and the Board, respectively, will use best efforts to ensure that all information concerning the Company provided to you by us, directly or indirectly, orally or in writing or to the Company from you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

3. In connection with the performance of the advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

4. The Company will provide to Advisor all appropriate drafts, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

5. In consideration for the services hereunder, the Company will pay the Advisor Eighty Four Thousand Two Hundred Thirty Three Shares (84,233) of MTG free trading stock.

6. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

7. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.

8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on July 7, 2001.

9. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

10. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

11. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

______________________________				______________________________
Newell Crane, President & CEO				Gary Oldham, Advisor

______________________________				______________________________
Dated							                     Dated